News Release

Contact:

Investor Relations:
Angela Steinway
(609) 936-2268
angela.steinway@integralife.com

Michael Beaulieu
(609) 750-2827
michael.beaulieu@integralife.com

Integra LifeSciences Reports First Quarter 2016 Financial Results
Revenue of $236.8 million; Organic Revenue Increased 8.9%;
Adjusted Net Income Increased 15.3%; Adjusted EPS of $0.74

Plainsboro, New Jersey / April 27, 2016 / -- Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the first quarter ending March 31, 2016.
Highlights:

•	First quarter revenue increased 16.9% over the prior-year quarter to $236.8 million and organic revenue increased 8.9%;

•	Adjusted gross margins reached a record high;

•	Adjusted net income increased 15.3% over the prior year quarter to $27.6 million;

•	Expanded product portfolio with two new licensed tissue technologies, HuMend(TM) and VolTAC(TM);

•	Increasing ankle revenue expectations, inclusive of Salto Talaris (R) and Cadence(TM) Total Ankle System, to over $12 million for 2016;

•	Raising 2016 full year organic sales guidance to approximately 8%; Raising low end of total revenue guidance to the range of $985 million to $1.0 billion.
Total revenues for the first quarter were $236.8 million, reflecting an increase of $34.2 million, or 16.9%, over the first quarter of 2015. This reflects strong performance in both business segments, with Orthopedics and Tissue Technologies revenue increasing 37.0% and Specialty Surgical Solutions revenue increasing 7.9%.

Excluding the contribution of revenues from acquisitions, discontinued products and the effect of currency exchange rates, revenues increased 8.9% over the first quarter of 2015.
"Our Dural Repair, Precision Tools and Instruments, and Regenerative Technologies franchises posted strong performance in the first quarter and drove the organic growth results ahead of our previous guidance," said Peter Arduini, Integra's President and Chief Executive Officer. "We are continuing to make investments in product development and commercialization, and plan to introduce new products such as Omnigraft(TM) for diabetic foot ulcers and Cadence(TM) for total ankle arthroplasty, later this year."
The Company reported GAAP net income of $11.6 million, or $0.31 per diluted share, for the first quarter of 2016 compared to GAAP net income of $11.7 million, or $0.35 per diluted share, for the first quarter of 2015.
Results for the first quarter of 2016 include the addition of 3.8 million shares issued in an equity offering in August 2015.
Adjusted measures discussed below are computed with the adjustments to GAAP reporting set forth in the attached reconciliation.
Adjusted net income for the first quarter of 2016 was $27.6 million, or $0.74 per share, compared to adjusted net income of $24.0 million, or $0.72 per share, in the first quarter of 2015.
Adjusted EBITDA for the first quarter of 2016 was $52.1 million, or 22.0% of revenue, compared to $43.6 million, or 21.5% of revenue, in the prior year's first quarter.
Adjusted free cash flow conversion for the trailing twelve months ended March 31, 2016 was 55.2% versus 48.5% in the prior year trailing twelve-month period.
Outlook for 2016
Based upon the first quarter's result, the Company is raising the low end of its full-year 2016 revenue guidance to a new range of $985 million to $1.0 billion, up from prior guidance of $975 million to $1.0 billion. The Company also is raising its full-year 2016 organic revenue growth to approximately 8% from its previous guidance of approximately 7%. The Company is adjusting the low end of its full-year adjusted earnings per share guidance range to $3.38 - $3.50 from $3.35 - $3.50. The Company's GAAP EPS guidance is now $1.73 to $1.85.
"Our strong financial performance in the first quarter gives us the confidence to increase our organic revenue growth target for the full-year," said Glenn Coleman, Integra's Chief Financial Officer. "We are also making significant selling, marketing, clinical and product development investments, concentrated in the first half of the year, which we expect will lead to greater margin expansion in the back half of 2016."
In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses or charges as described in the Discussion of Adjusted Financial Measures below that it will exclude in the calculation of adjusted EBITDA and adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.

Conference Call and Presentation Available Online
Integra has scheduled a conference call for 8:30 AM ET today, Wednesday, April 27, 2016, to discuss financial results for the first quarter and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Integra's management team will reference a presentation during the conference call, which can be found on the Investor section of the website at investor.integralife.com.
Access to the live call is available by dialing (800) 344-6698 and using the passcode 9747569. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra's website at

investor.integralife.com. Access to the replay is available through May 2, 2016 by dialing (719) 457-0820 and using the passcode 9747569. The webcast will also be archived on the website.

***
Integra LifeSciences, a world leader in medical technology, is dedicated to limiting uncertainty for clinicians, so they can concentrate on providing the best patient care. Integra offers innovative solutions, including leading plastic and regenerative technologies, in specialty surgical solutions and orthopedics and tissue technologies. For more information, please visit www.integralife.com

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflects the Company's judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and Adjusted Net Income from continuing operations, GAAP and adjusted earnings from continuing operations per diluted share, non-GAAP adjustments such as global enterprise resource planning (“ERP”) system implementation charges, acquisition-related charges, impairment charges, non-cash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to the Company's ability to execute its operating plan effectively, the Company's ability to obtain or manufacture and ship sufficient quantities of its products to meet its customers' demand; the ability of third-party suppliers to supply us with raw materials and finished products; global macroeconomic and political conditions; the Company's ability to manage its direct sales channels effectively; the Company's ability to maintain relationships with customers of acquired entities; physicians' willingness to adopt and third-party payors' willingness to provide reimbursement for the Company's existing, recently launched and planned products; initiatives launched by the Company's competitors; downward pricing pressures from customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems issues and violations; fluctuations in hospital spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture raw materials and products; the impact of changes in management or staff levels; the Company's ability to integrate acquired businesses; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions; the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, effectively manage inventory levels and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally; the amount and timing of acquisition and integration-related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States and internationally; fluctuations in foreign currency exchange rates; the amount of our convertible notes and bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2015 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide organic revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted net income, adjusted earnings per diluted share, adjusted diluted weighted average shares outstanding, free cash flow and adjusted free cash flow conversion. Organic revenues consist of total revenues excluding the effects of currency exchange rates, acquired revenues and product discontinuances. Adjusted EBITDA consists of GAAP net income from continuing operations, excluding: (i) depreciation and amortization, (ii) other income (expense), (iii) interest income and expense, (iv) income taxes, (v) and those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income from continuing operations, excluding: (i) global enterprise resource planning ("ERP") implementation charges; (ii) structural optimization charges; (iii) certain employee severance charges; (iv) acquisition-related charges; (v) convertible debt non-cash interest; (vi) intangible asset amortization expense; and (vii) income tax impact from adjustments and other items. The measure of adjusted diluted weighted average shares outstanding is calculated by adding the economic benefit of the convertible note hedge and warrant transactions relating to Integra's 2016 convertible notes. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by adjusted diluted weighted average shares outstanding. The measure of free cash flow consists of GAAP net cash provided by continuing operating activities from continuing operations less purchases of property and equipment. The adjusted free cash flow conversion measure is calculated by dividing free cash flow by adjusted net income.
Reconciliations of GAAP revenues to adjusted revenues and GAAP Adjusted Net Income from continuing operations to adjusted EBITDA, and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the three months ended March 31, 2016 and 2015, and the free cash flow and free cash flow conversion for the three months ended March 31, 2016 and 2015 and the twelve months ended March 31, 2016 and 2015, appear in the financial tables in this release.
The Company believes that the presentation of organic revenues and the various adjusted EBITDA, adjusted net income, adjusted earnings per diluted share, adjusted diluted weighted average shares outstanding, free cash flow and free cash flow conversion measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Total revenues, net	$236,770	$202,534

Costs and expenses:
Cost of goods sold	84,773	75,221
Research and development	14,451	11,079
Selling, general and administrative	111,956	93,265
Intangible asset amortization	3,471	1,729
Total costs and expenses	214,651	181,294

Operating income	22,119	21,240

Interest income	6	5
Interest expense	(6,373)	(5,472)
Other income (expense), net	(738)	2,017
Income from continuing operations before taxes	15,014	17,790
Income tax expense	3,366	6,058
Income from continuing operations	11,648	11,732
Loss from discontinued operations, (net of tax expense benefit)	$—	$(3,348)
Net income	$11,648	$8,384

Net income per share:
Income from continuing operations	0.31	0.35
Loss from discontinued operations	—	(0.10)
Net income per share	$0.31	$0.25

Weighted average common shares outstanding for diluted net income per share	38,141	33,342

Segment revenues and growth in total revenues excluding the effects of currency exchange rates, acquisitions and discontinued products are as follows:
(In thousands)

	Three Months Ended March 31,
	2016	2015	Change
Specialty Surgical Solutions	$151,175	$140,058	8%
Orthopedics and Tissue Technologies	$85,595	$62,476	37%
Total revenue	$236,770	$202,534	17%

Impact of changes in currency exchange rates	$1,113	$—
Less contribution of revenues from acquisitions*	(18,635)	—
Less contribution of revenues from discontinued products	(2,541)	(3,489)	(27)%
Total organic revenues	$216,707	$199,045	8.9%

* Acquisitions include TEI, Salto and Tekmed.

Items included in GAAP net income from continuing operations and location where each item is recorded are as follows:
(In thousands)
Three Months Ended March 31, 2016

Item	Total Amount	COGS(a)	SG&A(b)	Amort.(c)	OI&E(d)	Tax(e)
Global ERP implementation charges	$3,324	$—	$3,324	$—	$—	$—
Structural optimization charges	1,709	985	724	—	—	—
Acquisition-related charges	6,041	3,652	2,389	—	—	—
Certain employee severance charges	650	211	439	—	—	—
Intangible asset amortization expense	10,536	7,065	—	3,471	—	—
Convertible debt non-cash interest	2,064	—	—	—	2,064	—
Estimated income tax impact from above adjustments and other items	(8,347)	—	—	—	—	(8,347)
Total Adjustments	15,977	11,913	6,876	3,471	2,064	(8,347)

Depreciation expense	7,717	—	—	—	—	—

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	OI&E - Interest (income) expense, net and other (income) expense, net

e)	Tax - Income tax expense

Three months ended March 31, 2015
(In thousands)

Item	Total Amount	COGS (a)	SG&A (b)	Amort. (c)	OI&E (d)	Tax (e)
Global ERP implementation charges	3,813	—	3,813	—	—	—
Structural optimization charges	1,777	1,880	275	—	(378)	—
Acquisition-related charges	3,094	1,857	1,237	—	—	—
Certain employee severance charges	1,046	—	1,046	—	—	—
Intangible asset amortization expense	5,964	4,235	—	1,729	—	—
Convertible debt non-cash interest	1,801	—	—	—	1,801	—
Estimated income tax impact from above adjustments and other items	(5,264)	—	—	—	—	(5,264)
Total Adjustments	12,231	7,972	6,371	1,729	1,423	(5,264)

Depreciation expense	6,247	—	—	—	—	—

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	OI&E - Interest (income) expense, net and other (income) expense, net

e)	Tax - Income tax expense

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUNG OPERATIONS TO ADJUSTED EBITDA AND ADJUSTED EBITDA EXCLUDING STOCK-BASED COMPENSATION
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015

GAAP net income from continuing operations	$11,648	$11,732
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	18,253	12,212
Other (income) expense, net	738	(2,017)
Interest expense, net	6,367	5,467
Income tax expense	3,366	6,058
Global ERP implementation charges	3,324	3,813
Structural optimization charges *	1,709	2,155
Acquisition-related charges	6,041	3,094
Certain employee severance charges	650	1,046

Total of non-GAAP adjustments	40,448	31,828
Adjusted EBITDA	$52,096	$43,560

* For the Three Months Ended March 31, 2015, "Structural optimization charges" excludes $(378) already included in "Other (income) expense, net" above.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUING OPERATIONS TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015

GAAP net income from continuing operations	$11,648	$11,732
Non-GAAP adjustments:
Global ERP implementation charges	3,324	3,813
Structural optimization charges	1,709	1,777
Acquisition-related charges	6,041	3,094
Certain employee severance charges	650	1,046
Intangible asset amortization expense	10,536	5,964
Convertible debt non-cash interest	2,064	1,801
Estimated income tax impact from adjustments and other items	(8,347)	(5,264)

Total of non-GAAP adjustments	15,977	12,231
Adjusted net income	$27,625	$23,963

Adjusted diluted net income per share	$0.74	$0.72
Weighted average common shares outstanding for diluted net income per share	38,141	33,342
Weighted average common shares outstanding adjustment for convertible dilution	(653)	(30)
Weighted average common shares outstanding for adjusted diluted net income per share	37,488	33,312

CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	March 31, 2016	December 31, 2015

Cash and cash equivalents	$77,086	$48,132
Accounts receivable, net	151,607	132,241
Inventories, net	221,978	211,429

Bank line of credit	509,376	496,250
Convertible securities	220,626	218,240

Stockholders' equity	776,387	751,443

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF FREE CASH FLOW AND FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended March 31,
	2016	2015
GAAP Net cash provided by continuing operating activities	$19,171	$24,891

Purchases of property and equipment from continuing operations	(10,895)	(5,330)
Free Cash Flow	8,276	19,561

Adjusted net income *	$27,625	$23,963
Adjusted Free Cash Flow Conversion	30.0%	81.6%

	Twelve Months Ending March 31,
	2016	2015
GAAP Net cash provided by continuing operating activities	$100,973	$80,978

Purchases of property and equipment from continuing operations	(38,978)	(33,438)
Free Cash Flow	61,995	47,540

Adjusted net income *	$112,282	$98,064
Adjusted Free Cash Flow Conversion	55.2%	48.5%

* Adjusted net income for quarters ended March 31, 2015 and 2016 are reconciled above. Adjusted net income for remaining quarters in the trailing twelve months calculation have been previously reconciled and are publicly available in the Historical Financial Results: Continuing Operations presentation on our website integralife.com in the Investors section under Events & Presentations.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is a useful metric in evaluating the significance of the cash special charges in its adjusted earnings measures.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GUIDANCE

	Recorded Year to Date	Projected Year Ended
(In thousands, except per share amounts)	March 31, 2016	December 31, 2016
		Low	High
GAAP net income	$11,648	$67,650	$72,150
Non-GAAP adjustments:
Global ERP implementation charges	3,324	10,000	10,000
Structural optimization charges	1,709	18,000	18,000
Acquisition-related charges	6,041	17,000	17,000
Certain employee severance charges	650	650	650
Intangible asset amortization expense	10,536	42,000	42,000
Convertible debt non-cash interest	2,064	8,200	8,200
Estimated income tax impact from adjustments and other items	(8,347)	(35,000)	(35,000)

Total of non-GAAP adjustments	15,977	60,850	60,850
Adjusted net income	$27,625	$128,500	$133,000

GAAP diluted net income per share	$0.31	$1.73	$1.85
Non-GAAP adjustments detailed above (per share)	$0.43	$1.65	$1.65
Adjusted diluted net income per share	$0.74	$3.38	$3.50

Weighted average common shares outstanding for diluted net income per share	38,141	39,000	39,000
Weighted average common shares outstanding adjustment for convertible dilution	(653)	(1,000)	(1,000)
Weighted average common shares outstanding for adjusted diluted net income per share	37,488	38,000	38,000

Item	YTD Amount	FY Guidance	COGS	SG&A	Amort.	Interest (Inc)Exp	Tax
Global ERP implementation charges	$3,324	$10,000	$—	$10,000	$—	$—	$—
Structural optimization charges	1,709	18,000	9,000	9,000	—	—
Acquisition-related charges	6,041	17,000	13,000	4,000	—	—	—
Certain employee severance charges	650	650	211	439	—	—	—
Intangible asset amortization expense	10,536	42,000	28,000	—	14,000	—	—
Convertible debt non-cash interest	2,064	8,200	—	—	—	8,200	—
Estimated income tax impact from adjustments and other items	(8,347)	(35,000)	—	—	—	—	(35,000)
Total	15,977	60,850	50,211	23,439	14,000	8,200	(35,000)

Source: Integra LifeSciences Holdings Corporation